UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

ACNB Corporation

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-35015	23-2233457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Lincoln Square, Gettysburg, PA	17325
(Address of principal executive offices)	(Zip Code)

        717.334.3161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $2.50 par value per share	ACNB	The NASDAQ Stock Market, LLC

CURRENT REPORT ON FORM 8-K

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to the 2014 Executive Supplemental Life Insurance Plan

Effective November 1, 2023, the Board of Directors of ACNB Bank (“Bank”), the wholly-owned subsidiary of ACNB Corporation (the “Corporation”), approved a First Amendment (“Amendment”) to the Amended and Restated Executive Supplemental Life Insurance Plan dated December 31, 2014 (the “2014 Plan”). This Amendment enhances benefits payable under the 2014 Plan to the designated beneficiaries of the participants through a change in the formula that determines the benefit amount and the utilization of current life insurance policies and/or purchase of additional life insurance policies. Subject to the terms and conditions of the 2014 Plan, the Amendment increases the maximum benefit amount payable to the beneficiary of the participant to two times the participant’s Base Annual Salary (as defined in the Plan). The Bank continues to own the cash values of the individual permanent life insurance policies, and is the beneficiary of the death benefits in excess of each participant’s vested death benefit amount. Among the participants to the 2014 Plan that are affected by this Amendment are James P. Helt, President & CEO of the Bank and the Corporation, and Douglas A. Seibel, EVP/Chief Lending & Revenue Officer of the Bank, both of whom are Named Executive Officers of the Corporation (the “Executives”). Subject to satisfying the 2014 Plan’s vesting and other requirements, the Executives would have the following life insurance benefits as currently provided under the Amendment: Mr. Helt - $1,092,000; and Mr. Seibel - $597,400. All other material terms of the 2014 Plan remain unaffected by the Amendment.

2023 Executive Supplemental Life Insurance Plan

In addition, also effective November 1, 2023, the Board of Directors of the Bank approved the 2023 Executive Supplemental Life Insurance Plan (“2023 ESLIP”). The purpose of the 2023 ESLIP is to attract, retain and reward employees by dividing the death proceeds of certain life insurance policies which are owned by the Bank on the lives of the participating employees with the designated beneficiary of each insured participating employee. Subject to the terms and conditions of the 2023 ESLIP, the maximum benefit amount payable to the beneficiary of the participant is equal to two times the participant’s Base Annual Salary (as defined in the 2023 ESLIP). The Bank owns the cash values of the individual permanent life insurance policies, and is the beneficiary of the death benefits in excess of each participant’s vested death benefit amount. Subject to acceleration of vesting due to certain events, benefits under the 2023 ESLIP vest over a period of five (5) years, and the 2023 ESLIP contains other customary terms governing limitations and requirements under the plan. Among the participants to the 2023 ESLIP are Jason H. Weber, EVP/Chief Financial Officer of ACNB Corporation and the Bank. Subject to satisfying the 2023 ESLIP's vesting and other requirements, Mr. Weber would have $655,200 in life insurance benefits as currently provided under the plan.

The foregoing descriptions of the 2014 Plan, Amendment and 2023 ESLIP do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are attached as Exhibits 99.1 through 99.3, and are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	ACNB Bank Amended and Restated Executive Supplemental Life Insurance Plan dated December 31, 2014 (Incorporated by reference to Exhibit 10.3 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Commission on March 6, 2015.)

99.2	First Amendment to the ACNB Bank Amended and Restated Executive Supplemental Life Insurance Plan dated December 31, 2014

99.3	ACNB Bank 2023 Executive Supplemental Life Insurance Plan dated November 1, 2023 and Participant Election Form

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ACNB CORPORATION
(Registrant)

Dated: November 3, 2023	/s/ Kevin J. Hayes
Kevin J. Hayes
Senior Vice President/General Counsel, Secretary & Chief Governance Officer